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Exhibit 10.17

NET OPERATING LOSS AGREEMENT

dated as of

July [ ], 2005

by and among

CF INDUSTRIES HOLDINGS, INC.

CF INDUSTRIES, INC.

and

EXISTING STOCKHOLDERS OF CF INDUSTRIES, INC.

NET OPERATING LOSS AGREEMENT

        This NET OPERATING LOSS AGREEMENT, dated as of [    ], 2005 (this "Agreement"), is entered into by and among CF Industries Holdings, Inc., a Delaware corporation (the "Parent"), CF Industries, Inc., a Delaware corporation (the "Company") and the existing stockholders of the Company before the IPO (as defined below) (each a "Member", collectively "Members").

RECITALS:

        WHEREAS, the Company and the Parent have entered into an agreement and plan of merger dated as of July 21, 2005, pursuant to which a wholly-owned subsidiary of Parent will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger");

        WHEREAS, in connection with the Merger, Parent will undertake an initial public offering (the "IPO") of Parent's common stock, pursuant to which Parent will become a public company; and

        WHEREAS, the parties hereto intend that, following the Merger, the Members may be entitled to receive certain contingent payments from Parent in the amount and manner hereinafter described.

        NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 1.1    Definitions.

          (a)   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (i)  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (ii)  all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation;

            (iii)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (iv)  unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

          (b)   Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The following additional terms shall have the meanings ascribed to them as follows:

        "Affiliate" of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

        "Board of Directors" means the board of directors of the Parent or the Company, as applicable.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois are authorized or obligated by law or executive order to remain closed.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Group" means any group of corporations that includes the Company (or any successor to the Company) and files any United States federal, state or local income tax return on a combined, consolidated, unitary or affiliated basis.

        "Determination" means (i) with respect to the utilization of a Member-Sourced NOL for United States federal income tax purposes, "Determination" shall mean (A) a decision by the tax court or a judgment, decree, or other order by any court of competent jurisdiction, which has become final; (B) a closing agreement made under Section 7121 of the Code; (C) a final disposition by the Secretary of a claim for refund or (D) other decisions as described under Section 1313 of the Code and the regulations thereunder, and (ii) with respect to the utilization of a Member-Sourced NOL for purposes of any state or local income tax, the receipt of an Opinion of Counsel that such Member-Sourced NOL can be utilized to offset taxable income in such state or local jurisdiction.

        "Excess Payment" has the meaning specified in Section 2.4

        "Expenses" means the sum of all direct expenses incurred after the Merger by any of the Members, the Parent, the Company, the Company Subsidiaries or any of their respective Affiliates in order to carry the Member-Sourced NOLs forward to tax years (or portions thereof) beginning after the Merger, including any fees, expenses or costs incurred after the Merger (including, without limitation, the cost of the time of employees of the Parent, the Company, any Company Subsidiary or any of their Affiliates) in connection with (i) pursuing the Ruling or any other Litigation or any Determination, (ii) any tax audit or refund claim to the extent related to the utilization of Member-Sourced NOLs or (iii) defending any audit, litigation or other proceeding with respect to the amount and/or existence of the Member-Sourced NOLs.

        "Firm Expenses" has the meaning specified in Section 2.1(d) of this Agreement.

        "IPO" has the meaning set forth in the recitals to this Agreement.

        "Last NOL Payment Date" shall mean the date determined by the Parent as the date on which the last NOL Payment Amount is to be made under this Agreement (or the date on which it is determined by a Majority that no payment of NOL Payment Amount shall be made pursuant to this Agreement).

        "Litigation" means pursuing the Ruling or any litigation that the Parent, the Company or the Company Subsidiaries or any of their Affiliates may file or assert and any similar future lawsuits, claims or appeals brought by the Parent, the Company, the Company Subsidiaries or their Affiliates related to the ability of the Company to utilize Member-Sourced NOL carryforwards to offset any taxable income of the Company or any Consolidated Group in any tax year (or portion thereof) beginning after the Merger.

        "Majority" means the Members who held a majority of the shares of preferred stock of the Company outstanding immediately prior to the Merger; provided, however, that in the event that one or more Members has Opted Out of this Agreement in accordance with Section 3.7 as of the time of the determination of a Majority, only the shares of preferred stock owned immediately before the Merger by Members that have not Opted Out of this Agreement shall be considered to have been outstanding at such time.

        "Member-Sourced NOLs" means the net operating losses (within the meaning of section 172 of the Code or any similar provision of applicable state or local income tax law) generated by the Company from business with its members prior to the Merger during the taxable years when the Company was taxed as a cooperative under subchapter T of the Code and the regulations thereunder.

        "NOL Payment Amount" means, for any NOL Payment Date, the sum of the excess, if any, of (i) the aggregate amount of United States federal, state and local net income tax liability of the Company or any Consolidated Group for any tax year (or portion thereof) beginning after the Merger, calculated without taking into account the utilization of any Member-Sourced NOLs carried forward from tax years ending on or before the date of the Merger (the "Without Calculation"), over (ii) the aggregate amount of United States federal, state and local net income tax liability of the Company or any Consolidated Group for such tax year (or portion thereof) beginning after the Merger, calculated on the basis of utilizing any Member-Sourced NOLs that are available under applicable law (including, without limitation, the limitations imposed by Sections 382 and 384 of the Code) (the "With Calculation"); provided however, that any tax attributes of the Company or any Consolidated Group other than Member-Sourced NOLs ("Other Attributes") that are treated as utilized to reduce actual current tax liability under the Without Calculation in any tax year shall be deemed to be unavailable to the Company or Consolidated Group in making the Without Calculation in any future year, regardless of whether such Other Attributes were actually utilized by the Company or Consolidated Group to reduce tax liability in the prior year. "NOL Payment Amount" shall also include any interest actually received by the Company or a Consolidated Group with respect to taxes offset by Member-Sourced NOLs.

        "NOL Payment Date" means any date that any NOL Payment Amount is paid by the Parent to the Members.

        "Officer's Certificate" means a certificate signed by the President, Chief Financial Officer or General Counsel, in each case of the Parent or the Company, in his or her capacity as such an officer, and delivered to the Members.

        "Opinion of Counsel" means a written opinion of nationally recognized counsel, which shall be selected by a Majority, and which opinion and counsel shall be reasonably acceptable to the Company.

        "Opt-Out" has the meaning specified in Section 3.7(a).

        "Opt-Out Notice" has the meaning specified in Section 3.7(a).

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Resolution" has the meaning specified in Section 2.1(d) of this Agreement.

        "Ruling" means a private letter ruling issued by the United States Internal Revenue Service (the "IRS") to the effect that the Member-Sourced NOLs of the Company can be used to offset the income of the Company (or any Consolidated Group) for federal income tax purposes after the Merger during tax years when the Company is not taxed as a cooperative under subchapter T of the Code.

        "Settlement Decision" means any decision to grant consent to the settlement of any aspect or portion of the Litigation or otherwise to dismiss with prejudice any claim of the Parent, the Company or a Company Subsidiary in a Litigation (and any other determination specified in Section 3.1(d) relating to such a decision).

        "Strategic Decision" means, with respect to the Litigation, any decision that involves the appeal of any aspect of the case (whether after a verdict or on a interlocutory basis), the addition of any claim or party, changing legal counsel or the basis for payment of attorney's fees, any admission of liability with respect to any claim against the Company in the Litigation, or any other proposed decision or determination that in the opinion of outside counsel representing the Parent, the Company and the Company Subsidiaries in the Litigation would represent a material change or development in strategy with respect to the Litigation and result in a substantial likelihood that the recovery or receipt by the Company and Company Subsidiaries of any amount of Litigation Proceeds (whether pursuant to a court order at trial or upon appeal or pursuant to the terms of any settlement agreement) will be delayed; provided, however, a Strategic Decision shall not include any action that constitutes (in whole or in part) a Settlement Decision.

        "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

        Section 1.2    Notices.    Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

          (a)   The Company shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Company addressed to the attention of the General Counsel or Chief Financial Officer at One Salem Lake Drive, Long Grove, IL 60047, fax: (847) 438-0211, phone: (847) 438-9500 or at any other address previously furnished in writing to the other parties hereto, with a copy to Brian Duwe, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Suite 2100, Chicago, IL 60606.

          (b)   CHS Inc. shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077-1733 or any other address previously furnished in writing to the parties hereto.

          (c)   La Coop fédérée shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 9001 Boulevard de l'Acadie, Bureau 200, Montreal, Quebec, H4N 3H7 CANADA or any other address previously furnished in writing to the parties hereto.

          (d)   GROWMARK, Inc. shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 1701 Towanda Avenue, Bloomington, Illinois 61701-9972 or any other address previously furnished in writing to the parties hereto.

          (e)   Intermountain Farmers Association shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 1147 West 2100 South, Salt Lake City, Utah 84119-0168 or any other address previously furnished in writing to the parties hereto.

          (f)    Land O'Lakes, Inc. shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 4001 Lexington Avenue North, Arden Hills, Minnesota 55126-2998 or any other address previously furnished in writing to the parties hereto.

          (g)   MFA Incorporated shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 201 Ray Young Drive, Columbia, Missouri 65201-3599 or any other address previously furnished in writing to the parties hereto.

          (h)   Southern States Cooperative, Incorporated shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 6606 West Broad Street, Richmond, Virginia 23230-1717 or any other address previously furnished in writing to the parties hereto.

          (i)    Tennessee Farmers Cooperative shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to it addressed to 200 Waldron Road, LaVergne, Tennessee 37086-1983 or any other address previously furnished in writing to the parties hereto.

        Section 1.3    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        Section 1.4    Successors and Assigns.    All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 1.5    Benefits of Agreement.    Subject to Section 5.6, nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto.

        Section 1.6    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts executed and performed wholly within such state without giving effect to the choice of law principles of such state.

        Section 1.7    Legal Holidays.    In the event that an NOL Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the use of Member-Sourced NOLs pursuant to this Agreement on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable NOL Payment Date.

        Section 1.8    Severability Clause.    In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

        Section 1.9    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

        Section 1.10    Effectiveness.    This Agreement shall be effective from and after the consummation of the Merger. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the IPO is terminated prior to the Effective Time.

        Section 1.11    Entire Agreement.    This Agreement, the Merger Agreement and the agreements referenced herein and therein represent the entire understanding of the parties hereto with reference to the matters contemplated hereby and such documents supersede any and all prior oral or written agreements regarding such matters.

ARTICLE II

NOL RIGHTS

        Section 2.1    Payment Procedures.

          (a)   As promptly as practicable but in no event later than 45 days after the Company or any Consolidated Group or any of their Affiliates realize any actual cash tax saving as a result of the utilization of any Member-Sourced NOL carryforward in any tax year (or portion thereof) beginning after the Merger, the Parent shall deliver to the Members a certificate (the "NOL Certificate") setting forth, in each case, in reasonable detail (i) the amount of any Member-Sourced NOL carried forward by the Company and used by the Company or any Consolidated Group, if any, (ii) a detailed description of tax savings enjoyed by the Company or a Consolidated Group, if any, as a result of utilization of Member-Sourced NOL, (iii) an itemized list of the Expenses incurred to date, (iv) an itemized list of the Expenses as of the NOL Payment Date (and not previously included in the computation of the NOL Payment Amount) that the Company has incurred (whether directly or reimbursed), (v) the calculation of the NOL Payment Amount, if any, through the date of the NOL Certificate, (vi) any assumptions (as appropriate or requested) underlying the determination of any item used in making the necessary calculations for such calculations, and (vii) any financial or other documentation (if requested) reasonably necessary to sufficiently support such calculations. For purposes of this Agreement, neither the Company nor any Consolidated Group shall be considered to have realized any actual cash tax savings from the utilization of a Member-Sourced NOL prior to (A) the earlier of (i) the receipt of the Ruling or (ii) a Determination that such Member-Sourced NOLs can be utilized to offset taxable income of the Company or a Consolidated Group in any tax year (or portion thereof) beginning after the Merger, and (B) with respect to any tax year for which a federal or state income tax return of the Company or Consolidated Group is due after the receipt of such Ruling or Determination, the earlier of (i) the due date (taking into account applicable extensions) for such return or (ii) the date such return is actually filed.

          (b)   Within 30 days of delivery of the NOL Certificate, each Member shall give written notice to the Company specifying whether such member agrees or objects (a "Notice of Agreement" and a "Notice of Objection", respectively) to the NOL Certificate and the computation of the NOL Payment Amount.

          (c)   If each Member delivers a Notice of Agreement and any NOL Payment Amount is payable, the Company shall pay such amounts to the Members in accordance with Section 2.2(a).

          (d)   As promptly as practicable following delivery of a Notice of Objection, the applicable Member shall deliver to the Parent and each other Member a certificate (an "Objection Certificate") setting forth in reasonable detail each of the objections to the calculations, valuations, methodologies, lists, computations, assumptions and other information (collectively, the "Valuations") that the Member has to the applicable NOL Certificate. If a Majority does not agree with the Objection Certificate (or any objections within such Objection Certificate), then the NOL Payment Amount shall be as set forth in the NOL Certificate and the Parent shall pay such amounts in accordance with Section 2.2(a). If within ten days of the delivery of the Objection Certificate, a Majority agrees, in whole or in part, with the Objection Certificate, the Parent and the Members shall attempt in good faith to resolve all disagreements regarding the Valuations. If, after 20 days, Parent and the Members are unable to resolve any such disagreement, Parent and the Members shall subject the remaining areas of disagreement regarding the NOL Certificate that are in dispute to Ernst & Young or any other mutually agreed upon independent public accounting firm of national standing that shall have expertise in the valuation of assets and properties (the "Firm"). The Firm shall be instructed to determine whether the Valuations set forth in the NOL Certificate that are in dispute are correct in all material respects. If the Firm determines that such Valuations are correct, the NOL Payment Amount shall be as set forth in the NOL Certificate, and each Member shall be deemed to have delivered a Notice of Agreement with respect to such NOL Certificate and the Company shall pay such amounts in accordance with Section 2.2(a). If the Firm determines that any of the Valuations set forth in the NOL Certificate are incorrect in any respect (whether or not material), the Firm's resulting calculation of the NOL Payment Amount shall be binding on all parties hereto (the "Resolution") and the Parent, upon notice of such Resolution, shall pay such amounts in accordance with Section 2.2(a). All costs and expenses billed by the Firm in connection with the performance of its duties described herein ("Firm Expenses") shall be paid by the Members that agreed with the Objection Certificate giving rise to such costs, in proportion to such Members' respective ownership of shares of preferred stock of the Company immediately prior to the Merger:

          (e)   If a Member does not deliver a Notice of Agreement or a Notice of Objection to an NOL Certificate within the 30-day period described above, the Member shall be deemed to have delivered a Notice of Agreement with respect to such NOL Certificate.

          (f)    Notwithstanding the foregoing, the provisions of this Section 2.1 (other than Section 2.1(f) and the definition of NOL Certificate) shall not apply to any NOL Certificate received as a result of a Settlement Decision.

        Section 2.2    Payments to Members.

          (a)   If any NOL Payment Amount is determined to be payable in accordance with Section 2.1 or Section 3.1(e), the Parent shall pay such amount to the Members in proportion to the number of shares of preferred stock of the Company owned by such Members immediately prior to the Merger (as set forth on Schedule A hereto, as may be amended pursuant to Section 3.7 from time to time) within five (5) Business Days after such determination is final, accompanied by an Officer's Certificate stating that the amount paid is the NOL Payment Amount as determined in accordance with Section 2.1 or Section 3.1(e), as the case may be.

          (b)   In the event that the Company or any Consolidated Group has utilized the Member-Sourced NOLs in more than one taxable year, then the NOL Payment Amount with respect to any such resulting tax savings shall be paid with respect to each such actual use and the procedures described in Section 2.1 and Section 3.1(e) shall apply to each such actual use of Member-Sourced NOLs.

          (c)   The determination by the Company of any NOL Payment Amount pursuant to the procedures set forth in Section 2.1, absent a mathematical error, shall be final and binding on the Company and the Members.

          (d)   Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable to the Members.

        Section 2.3    Member-Sourced NOL.    Within 45 days after filing the federal and state income tax return of the Company for the tax year ending on the Merger date (and any amended federal income tax return for such year), the Company shall deliver to each Member a notice of the amount of Member-Sourced NOL carryforwards reported on such return. The Company's determination of such amount shall be final and binding upon the Parent, the Company and the Members in the absence of manifest error and except to the extent that the amount of Member-Sourced NOL is adjusted through any amended return, tax audit, tax litigation or similar proceeding.

        Section 2.4    Repayment of Amounts.    Notwithstanding any other provision of this Agreement, in the event that, after any amount is paid to the Members in respect of tax savings as a result of the utilization of Member-Sourced NOL pursuant to this Agreement, the Company reasonably determines that any such payment was erroneous or exceeded the amount of tax savings actually realized from the utilization of Member-Sourced NOL (such as, for example, as a result of an audit or other tax proceeding pursuant to which it is determined that the Member-Sourced NOLs were smaller than believed or were subject to limitations on use that were not taken into account when such payments were made) ("Excess Payments"), each Member that received an Excess Payment shall repay to the Company the amount of such Excess Payment, together with interest on such Excess Payment at the underpayment rate applicable to the Company under Section 6601 of the Code for the period during which the Member held such Excess Payment. Any such repayment shall be made within 30 days after the Company delivers to the affected Members a notice setting forth in reasonable detail the calculation of the amount of the Excess Payment (and interest thereon). Alternatively, in the Company's sole and absolute discretion, the Company shall have the right to offset any Excess Payments owed by a Member to the Company against any amounts owed by the Company, the Parent or any of their Subsidiaries to such Member. The purpose of this Section 2.4 is to ensure that payments to the Members by the Company pursuant to this Agreement shall be made only in respect of tax savings that are actually realized by the Company through utilizing Member-Sourced NOL after the Merger, and this Section 2.4 shall be interpreted consistent with such purpose.

ARTICLE III

MEMBERS

        Section 3.1    Certain Duties and Responsibilities.

          (a)   The Members undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

          (b)   The Members shall bear, in proportion to the number of shares of preferred stock of the Company owned by such Members immediately prior to the Merger as set forth on Schedule A (as may be amended from time to time pursuant to Section 3.7), all of the costs incurred after the Merger in connection with or associated with the Litigation, including, but not limited to, the Expenses. To the extent possible, all Expenses shall be incurred and paid directly by the Members (or the Responsible Member on behalf of the Members). To the extent that Expenses are incurred by the Parent, the Company or any of their respective Subsidiaries, (including, without limitation, Expenses constituting reimbursement for the time of any employee of the Parent, the Company or any of their respective Subsidiaries) the Parent or the Company shall be reimbursed promptly for such Expenses by the Members. The Parent or the Company shall bill each Member for its share of Expenses to be reimbursed by such Member pursuant to the previous sentence whenever the Parent or the Company determines that the aggregate amount of unbilled unreimbursed Expenses due from all Members exceeds $50,000, but in no event less than annually (it being understood that a failure to timely bill a Member for any unreimbursed Expense shall not in any way prejudice the Parent's or the Company's right to be reimbursed for such Expense).

          (c)   The Members shall have the sole power and duty to direct and supervise all matters involving the Litigation (including trial strategy and planning and settlement strategy) on behalf of the Company and any Consolidated Group; provided that all decisions and determinations with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) shall be made in accordance with this Section 3.1(c). The Members shall elect by Majority vote a Member (the "Responsible Member"), who shall have primary responsibility for the day-to-day direction and supervision of the Litigation and may, without the approval of any of the Parent, the Company, the Company Subsidiaries, any of their respective Affiliates, or any of the other Members, make decisions and determinations in accordance with Section 3.1(d) hereof with respect to the day-to-day conduct of the Litigation and such decisions shall be deemed to made on behalf of all of the Members. Notwithstanding the foregoing, the approval of a Majority shall be required for any Strategic Decision or any Settlement Decision.

          (d)   In making any decision or determination with respect to the Litigation (including, without limitation, any Settlement Decision or Strategic Decision) the Responsible Member shall act in good faith with a view to maximizing the present value of the Litigation to the Members. Without limiting the generality of the foregoing, in connection with any Settlement Decision, the Responsible Member shall consider:

              (i)  the aggregate amount of Member-Sourced NOLs to be carried forward;

             (ii)  the benefit to the Company and any Consolidated Group of any actual tax savings as a result of such Member-Sourced NOLs carryforward;

            (iii)  the discounted present value of any prospective tax-savings.

          The discount rate applicable to the value of such prospective tax saving shall be determined by the applicable Majority and shall give due regard to the financial and other costs to the Company and the Company Subsidiaries of other resolution of the Litigation.

          (e)   In connection with the approval of any Settlement Decision, the Parent and a Majority shall jointly determine the amount, or a methodology for determining the amount, of any Member-Sourced NOLs resulting from the settlement and the resulting tax saving. As promptly as practicable (but in no event later than 30 days after the settlement), the Parent shall deliver to the Members an NOL Certificate setting forth the matters described in Section 2.1(a) to date. Upon receipt of any actual tax savings resulting from the Member-Sourced NOL carryover, the Parent shall compute the NOL Payment Amount in a manner consistent with the NOL Certificate and shall pay the NOL Payment Amount to the Members in accordance with Section 2.2(a) (accompanied by the Officer Certificate's setting forth the NOL Payment Amount). The Parent's management will make a good faith effort to comply with the Responsible Member's request to allow employees of the Parent to participate in the Litigation activities.

          (f)    The Responsible Member shall confer in person or by telephone as frequently as necessary to keep all Members informed about material developments in the Litigation, on at least three days' prior notice. Such briefings by the Responsible Member shall include a description of the progress of the Litigation and summarize any material decisions or determinations that were made without seeking the approval of the other Members.

          (g)   The Responsible Member shall establish procedures for making decisions in an expedited manner in the case of exigent or emergency circumstances arising in connection with the Litigation.

          (h)   The Responsible Member shall be deemed to be the agent of the Parent and the Company for all purposes relating to evidentiary privileges, including attorney-client privileges.

        Section 3.2    Certain Rights of the Responsible Member; Actions of the Responsible Member.    The Responsible Member undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Responsible Member. In addition:

          (a)   the Responsible Member may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   whenever the Responsible Member shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Responsible Member may, in the absence of bad faith or willful misconduct on its part, rely upon an Officer's Certificate;

          (c)   the Responsible Member may engage and consult with counsel of its selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

          (d)   the Responsible Member may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that it, in its sole and absolute discretion, deem appropriate or necessary to enable them to discharge their duties hereunder; and

          (e)   the Responsible Member may request employees of the Parent, the Company, the Company Subsidiaries, and their Affiliates to respond to discovery requests, attend and prepare for depositions, prepare for and testify at trial, or take any other action that the Responsible Members believes is necessary or prudent in prosecuting the Litigation.

Except as otherwise expressly provided in this Agreement, all decisions of the Members shall be taken by Majority vote of the Members; provided, however, that the right to engage parties (including employees of the Parent, the Company, the Company Subsidiaries, or their Affiliates) to perform services with respect to the day-to-day conduct of the Litigation shall be made by the Responsible Member.

        Section 3.3    Reimbursement and Indemnification of the Responsible Member.

          (a)   The Members agree:

              (i)  except as otherwise expressly provided herein, to pay to or on behalf of the Responsible Member, upon the request of the Responsible Member, all reasonable expenses and disbursements incurred or to be incurred by the Responsible Member in connection with the discharge of their duties under this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2); and

             (ii)  to indemnify the Responsible Member and hold him or her harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of their counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by them under this Agreement, and the Responsible Member shall be so indemnified under this Agreement for his own ordinary or gross negligence, but the Responsible Member does not have the right to be indemnified under this Agreement for their own willful misconduct or bad faith.

          (b)   All reimbursements and indemnification payments made by the Members to the Responsible Member pursuant to this Section 3.3 shall be made by the Members in proportion to the number of shares of preferred stock of the Company owned by such Members immediately prior to the Merger, as set forth on Schedule A (as may be amended from time to time pursuant to Section 3.7).

        Section 3.4    Resignation and Removal; Appointment of Successor.

          (a)   The Responsible Member may resign at any time by giving written notice thereof to the Parent and other Members.

          (b)   A Majority may remove the Responsible Member at any time by giving written notice thereof to the Parent and the Responsible Member.

          (c)   If the Responsible Member shall resign, be removed or become incapable of acting, his or her successor shall be appointed by a Majority of the remaining Members.

          (d)   The Parent shall give notice of each resignation and each removal of the Responsible Member and each appointment of a successor Responsible Member to the other Members. Each notice shall include the name and address of the successor Responsible Member. If the Parent fails to send such notice within ten days after acceptance of appointment by a successor Responsible Member, the successor Responsible Member shall cause the notice to be mailed at the expense of the Parent.

        Section 3.5    Acceptance of Appointment by Successor.    Every successor Responsible Member appointed hereunder shall execute, acknowledge and deliver to the Parent and to the retiring Responsible Member an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Responsible Member, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Responsible Member.

        Section 3.6    Final Resolution.    On the Last NOL Payment Date, this Agreement shall terminate; provided, however, that the provisions of Section 3.3 shall survive the termination of the Agreement.

        Section 3.7    Opt Out

          (a)   A Member may opt out of the provisions of this Agreement (an "Opt Out") upon written notice to the Company and each of other Members (an "Opt Out Notice"). A Member's Opt Out shall be effective on the date specified by the Member in the Opt Out Notice, which shall not be earlier than fifteen days after the delivery of the Opt Out Notice. Once given, an Opt Out Notice may be revoked only with the consent of the Company and all of the Members that have not Opted Out of this Agreement.

          (b)   If a Member Opts Out of this Agreement, from and after the effective date of such Member's Opt Out: (i) such Member shall not be responsible for any Expenses or Firm Expenses incurred on or after the effective date of the Opt Out (but shall remain liable for its portion of any Expenses or Firm Expenses incurred prior to such effective date); (ii) such Member shall not be entitled to receive any payments pursuant to this Agreement in respect of any tax savings realized by the Company or any Consolidated Group as a result of the utilization of any Member-Sourced NOL in any taxable year that ends on or after the effective date of such Member's Opt Out Notice (and shall be entitled to receive any payments pursuant to this Agreement in respect of any actual cash tax savings realized by the Company or any Consolidated Group as a result of the utilization of any Member-Sourced NOL in any taxable year that ends prior to the effective date of such Member's Opt Out Notice); and (iii) Schedule A shall be amended, as of the effective date of each Opt Out Notice, to remove the Member that has Opted Out, such that (A) any Expenses and Firm Expenses incurred on or after the effective date of such Opt Out Notice shall be borne by the Members that did not Opt Out in proportion to the number of shares of preferred stock of the Company owned by such Members immediately prior to the Merger, treating any shares of preferred stock owned immediately before the Merger by a Member that has Opted Out as not being outstanding immediately prior to the Merger for this purpose and (B) any payments pursuant to this Agreement in respect of any cash tax savings actually realized by the Company or any Consolidated Group as a result of the utilization of any Member-Sourced NOL in any taxable year that ends on or after the effective date of each Opt Out Notice shall be paid to the Members that did not Opt Out in proportion to the number of shares of preferred stock of the Company owned by such Members immediately prior to the Merger. Nothing in this Section 3.7 shall relieve any Member that Opts Out of this Agreement of any of its obligations under Section 2.4 to repay to the Company any Excess Payments it may have received, without regard to whether the determination that an Excess Payment was made to such Member occurs before or after such Member has Opted Out of this Agreement.

          (c)   For the avoidance of doubt, in the event that all of the Members Opt Out of this Agreement, from and after the effective date of the Opt Out Notice of the last Member to Opt Out, (i) the Company shall control and make all decisions regarding the prosecution of the Litigation (including, without limitation, whether to abandon the Litigation) in its sole and absolute discretion, (ii) the Company shall bear all Expenses incurred after the effective date of such last Opt Out if the Company chooses to pursue the Litigation, and (iii) the Company shall be entitled to retain any tax savings realized by the Company or any Consolidated Group as a result of the utilization of any Member-Sourced NOL in any taxable period ending after the effective date of the Opt Out Notice of the last Member to Opt Out.

ARTICLE IV

COVENANTS

        Section 4.1    Prosecution of Litigation by the Company; Settlement; Periodic Reports; Expenses.

          (a)   In each case as directed by the Members pursuant to Section 3.1(c) hereof, the Company shall cause to prosecute in good faith the Litigation and/or seek a settlement of the Litigation.

          (b)   None of the Parent, the Company, any Company Subsidiary, or their Affiliates shall make any Settlement Decision without obtaining prior approval from the applicable Majority as determined in accordance with the last sentence of Section 3.1(c).

          (c)   Until the Litigation has been settled or is final and not subject to further judicial review (by appeal or otherwise), each of the Parent, the Company, the Company Subsidiaries, their Affiliates and the Members shall cooperate in order to ensure that (i) all of the Members receive, by the last Business Day of each fiscal quarter of the Company, a report describing the status of the Litigation, which report shall describe, in summary fashion, the total Expenses incurred through the date of such report, the status of all pending IRS or court proceedings related to the Litigation, and the status of any settlement negotiations among the Parent, the Company, the Company Subsidiaries and their Affiliates and the defendants with respect to the Litigation and (ii) except as otherwise required by applicable law or court order, all of the Members are granted access to any and all records, documents, personnel and any other sources of information that are in the possession, custody or control of the Parent, the Company and their Affiliates as the Members shall determine are reasonably necessary or desirable in order to review Settlement Decisions and Strategic Decisions, if any. The Parent, the Company, the Company Subsidiaries, and their Affiliates shall cooperate with the Members in providing the assistance of any of their officers and employees and, to the extent that the Parent or the Company, as the case may be, believes in its reasonable determination that it is required to have its employees expend efforts in prosecuting the Litigation, the Parent or the Company shall be entitled to be reimbursed for any reasonable amount of hours expended in such effort.

          (d)   None of the Parent, the Company, or the Company Subsidiaries shall initiate settlement negotiations or expand settlement negotiations with respect to any aspect or portion of the Litigation without the prior permission of a Majority as set forth in the last sentence of Section 3.1(c) and the Parent and the Company agree that such powers shall vest with the Members as provided in Section 3.1(c). No Member shall initiate settlement negotiations without first informing each other Member of such settlement negotiations and obtaining consent to pursue such negotiations from a Majority of Members as determined in the last sentence of Section 3.1(c). If one or more Members are allowed to entertain or initiate settlement negotiations, such Members shall keep each other Member reasonably informed regarding the status of such negotiations (including any expansion of such negotiations) and any Members shall, if such Members request, be allowed to participate in the settlement negotiations.

        Section 4.2    Payment of NOL Payment Amount and Operations of the Company.    The Parent or the Company shall duly and promptly pay all amounts due in accordance with the terms of this Agreement; provided, however, that none of the Parent, the Company or any Company Subsidiary shall be obligated to arrange its affairs in such a manner as to increase the likelihood that the Member-Sourced NOLs will be utilized by the Company or any Consolidated Group after the Merger (other than in pursuing the Ruling and any other Litigation in good faith, as contemplated herein).

        Section 4.3    Federal Income Tax Treatment.    The Parent or the Company shall not (and shall cause each of their Affiliates not to) treat any NOL Payment Amount as payments of interest or compensation (except as required under Code section 483) and the Parent and the Company shall not (and shall not allow any of their Affiliates to) take any position inconsistent with such treatment (unless required by a determination that is final after the Parent, the Company or their Affiliates have defended such matter in good faith).

ARTICLE V

AMENDMENTS

        Section 5.1    Amendments.

          (a)   This Agreement may not be amended except by an instrument in writing signed by the Parent, the Company and the Majority.

        Section 5.2    Execution of Amendments.    In executing any amendment permitted by this Article, the Members shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Members may, but are not obligated to, enter into any such amendment that affects the Members' own rights, privileges, covenants or duties under this Agreement or otherwise.

        Section 5.3    Effect of Amendments.    Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Person hereto shall be bound thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers to be effective as of the day and year first above written.

CF INDUSTRIES HOLDINGS, INC.
By:

Name:
Title:
CF INDUSTRIES, INC.
By:

Name:
Title:
MEMBERS
CHS, INC.
By:

Name:
Title:
LA COOP FÉDÉRÉE
By:

Name:
Title:
GROWMARK, INC.
By:

Name:
Title:

INTERMOUNTAIN FARMERS ASSOCIATION
By:

Name:
Title:
LAND O'LAKES, INC.
By:

Name:
Title:
MFA INCORPORATED
By:

Name:
Title:
SOUTHERN STATES COOPERATIVE, INCORPORATED
By:

Name:
Title:
TENNESSEE FARMERS COOPERATIVE
By:

Name:
Title:

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  Exhibit 10.17
NET OPERATING LOSS AGREEMENT dated as of July [ ], 2005 by and among CF INDUSTRIES HOLDINGS, INC. CF INDUSTRIES, INC. and EXISTING STOCKHOLDERS OF CF INDUSTRIES, INC.
Table of Contents
NET OPERATING LOSS AGREEMENT